Exhibit 10.1

STOCK PLEDGE AND SECURITY AGREEMENT

This Stock Pledge and Security Agreement, dated as of October 17, 2014 (this “Agreement”), is between ForceField Energy Inc., a Nevada corporation (the “Pledgor”), and Mitchell Barack (the “Seller”).

Recitals

The following recitals are a material part of this Agreement:

A.           Pledgor, Seller and ESCO Energy Services Company, a Massachusetts corporation (the “Company”) are parties to that certain Stock Purchase Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Purchase Agreement”) pursuant to which, among other things, Pledgor has agreed to issue to the Seller a secured promissory note (the “Seller Note 1”) in the principal amount of $2,075,000.

B.           As security for the Seller Note 1, Seller has required Pledgor to secure its obligations under the Seller Note 1 by pledging the Pledged Stock (defined below), as further set forth herein.

Agreement

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

1.1 “Pledged Stock” means the 687,500 shares of restricted common stock of the Pledgor, par value $0.001 per share, and all proceeds of all the foregoing, whether now or hereafter owned or acquired by Pledgor.

1.2 “Pledged Collateral” means, collectively, the Pledged Stock and all products and proceeds thereof.

1.3 “Secured Obligations” means all obligations of Pledgor to the Seller now or hereafter existing under the Seller Note 1.

2. Pledged Collateral.

2.1 As security for the payment, performance and satisfaction of the Secured Obligations, Pledgor hereby grants, assigns and pledges to the Seller a security interest in and to all of such Pledgor’s right, title and interest in and to the Pledged Stock.

2.2 Contemporaneously herewith, Pledgor shall register all existing Pledged Stock in the name of Seller as “Pledgee.”  Pledgor shall also deliver to the Seller a certificate representing the Pledged Stock (the “Certificate”), and such other instruments, documents and agreements as may be reasonably requested by Seller to perfect the security interest granted under this Agreement.  The Certificate shall be imprinted with appropriate legends as to restrictions on transfer required by Federal and State securities laws and to reflect the existence and terms of this Agreement.  The Pledgor may issue appropriate “stop-transfer” instructions to its transfer agent with respect to the Certificate.

3. Release Upon Termination and Payment of All Indebtedness.  Upon payment in full and the satisfaction of all of the Secured Obligations, the Seller shall release the security interest in the Pledged Collateral, return the Certificate to the Pledgor and file any necessary termination statements with respect to all financing statements covering the Pledged Collateral, all at Pledgor’s expense.

4. Representations and Warranties.  Pledgor represents and warrants that:

4.1 Organization, Existence and Good Standing.  Pledgor is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada.

4.2 Power and Authority; Authorization.  Pledgor has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Pledgor of this Agreement and the consummation by Pledgor of the transactions contemplated hereby (a) have been authorized by all necessary corporate action on the part of Pledgor and (b) do not violate Pledgor’s Charter Documents.  This Agreement has been duly executed and delivered by Pledgor.  This Agreement constitutes, the legal, valid and binding obligation of Pledgor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

4.3 The Pledged Stock.   The Pledged Stock has been duly authorized and validly issued, and is fully-paid and non-assessable, free and clear of any and all Liens.

4.4 Security Interest.  The security interest granted by Pledgor to the Seller in the Pledged Collateral constitutes a valid first priority Lien and security interest in the Pledged Collateral.

5. Covenants.  Pledgor covenants that:

5.1 Notice of Actions.  Pledgor shall promptly give written notice to the Seller of the institution of any action involving any part of the Pledged Collateral, or any of the transactions contemplated by this Agreement.

5.2 No Transfer.  Pledgor shall not sell, assign, margin, allow a Lien to placed upon, or otherwise transfer its interest in or to the Pledged Collateral under any circumstance.

6. Events of Default; Rights and Remedies on Default.

6.1 Event of Default.  The occurrence of any one or more of the following shall constitute an “Event of Default” under the terms of this Agreement:

(a) Pledgor shall fail or neglect to perform or observe any other term, covenant, warranty or representation contained in this Agreement that is required to be performed or observed by Pledgor and the same, if capable of being cured, is not cured within 30 days after the giving of notice by the Seller to Pledgor of such failure;

(b) An “Event of Default” as defined in the Seller Note 1 shall occur.

6.2 Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Seller may at its option:

(i) without presentment, demand, notice, protest or legal process of any kind, declare all of the Secured Obligations immediately due and payable;

(ii) immediately exercise all enforcement and other ownership rights pertaining to any or all of the Pledged Collateral as though the Seller was the outright owner of such Pledged Collateral;

(iii) subject to restrictions on transfer under applicable State and Federal securities laws, sell, assign and deliver the whole or, from time to time, any part of the Pledged Collateral at any private sale or at public auction, in accordance with the New York Uniform Commercial Code; and

(iv) exercise any other remedy specifically granted under this Agreement, Seller Note 1 or any other Transaction Document now or hereafter existing in equity, at law, by virtue of statute, whether as a secured party in possession of collateral or otherwise.

(b) The Seller shall apply the proceeds of any sale of the whole or any part of the Pledged Collateral and any other monies at the time held by such Seller under the provisions of this Agreement, after deducting all reasonable costs and expenses of collection, sale and delivery incurred by such Seller in connection with such sale, towards the payment of the Secured Obligations.  After full and final payment to the Seller in cash of all such Secured Obligations, the Seller shall remit any surplus to Pledgor.

(c) Unless and until there occurs an Event of Default under this Agreement, Seller shall have no right to vote any of the Pledged Stock and shall not be entitled to receive any distributions thereon.

6.3 Notice.  Any notice required to be given by the Seller or Pledgor may be given in any manner provided for delivery of notices in the Purchase Agreement.

6.4 Costs.  Pledgor shall pay all out-of-pocket fees and expenses reasonably incurred by the Seller in connection with the enforcement of such Seller’s rights hereunder.

7. Power of Attorney.  Pledgor authorizes Seller and does hereby make, constitute and appoint such Seller, with full power of substitution, as Pledgor’s true and lawful attorney-in-fact, with power, in its own name upon the occurrence and continuation of an Event of Default:  (a) to pay or discharge any taxes or other Liens at any time levied or placed on or threatened against the Pledged Collateral; and (b) generally, to do, at Seller’s option and at Pledgor’s expense, all acts and things that Seller deems reasonably necessary and with notice to Pledgor to protect, preserve and realize upon the Pledged Collateral and Seller’s security interest therein in order to effect the intent of this Agreement and the Seller Note 1.  This power of attorney is coupled with an interest and shall be irrevocable.

8. Miscellaneous.

8.1 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 8.1, provided that receipt of copies of such counterparts is confirmed.

8.2 Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including permitted transferees of the Seller Note 1.

8.3 Headings.  The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

8.4 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

8.5 Interpretation; Absence of Presumption.

(a) For the purposes hereof:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph, and Schedule references are to the Sections, paragraphs, and Schedule in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement and each of the other Transaction Documents, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any other Transaction Document, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any of the other Transaction Documents.

8.6 Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

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IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement as of the date first written above.

PLEDGOR:

FORCEFIELD ENERGY INC.

By:	/s/ David Natan
David Natan
Chief Executive Officer

SELLER:

/s/ Mitchell Barack
Mitchell Barack